UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 27, 2023
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00830	27-3008946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA		95113
(Address of principal executive offices)		(Zip Code)

(800) 976-8776
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a material definitive agreement

On November 27, 2023, Firsthand Technology Value Fund, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) has engaged Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to evaluate strategic options for the Fund, with the goal of increasing stockholder value. There can be no assurance that this exploration of strategic alternatives will result in the Fund entering or completing any transaction. The Fund does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is identified and approved. The Company’s press release issued November 27, 2023, is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
             None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

99.1      Press Release dated November 27, 2023.

99.2      Ladenberg Thalmann Investment Banking Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 27, 2023
99.2	Ladenberg Thalmann Investment Banking Agreement